UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

                                                 EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

                                                 (650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On March 27, 2007, Equinix, Inc. (“Equinix”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto (the “Underwriters”), relating to the sale by Equinix of $220 million aggregate principal amount of 2.50% Convertible Subordinated Notes Due 2012 (the “Notes”) pursuant to Equinix’s effective Registration Statements on Form S-3 (Nos. 333-141594 and 333-141604). On March 29, 2007, the Underwriters exercised an over-allotment option and purchased an additional $30 million aggregate principal amount of Notes. On March 30, 2007, $250 million in aggregate principal amount of the Notes were issued to the Underwriters at a price of $1,000 per Note, less an underwriting discount of $30.00 per Note.

The Underwriting Agreement includes customary representations, warranties and covenants by Equinix. Under the terms of the Underwriting Agreement, Equinix has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Citigroup Global Markets Inc. and/or its affiliates has provided in the past, and may provide in the future, investment banking services to Equinix. In addition, Citigroup Global Markets Inc. and/or its affiliates currently provides cash management services to Equinix and is one of Equinix’s two captive brokers on Equinix’s employees’ equity compensation programs.

Indenture

The Notes were issued pursuant to an Indenture dated as of March 30, 2007 between Equinix and U.S. Bank National Association, as trustee. A copy of the Indenture is attached hereto as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference, and the following summary is qualified in its entirety by the full text of the Indenture.

The Notes will bear interest at the rate of 2.50% per annum. Interest on the Notes is payable on April 15th and October 15th of each year, beginning on October 15, 2007. The Notes will mature on April 15, 2012.

The Notes are convertible into shares of Equinix’s common stock under certain circumstances described in the Indenture. The conversion rate will initially be 8.9259 shares of common stock per $1,000 principal amount of Notes, subject to adjustment. This is equivalent to a conversion price of approximately $112.03 per share of common stock. In addition, if a change of control occurs, Equinix will in certain circumstances increase the conversion rate as described in the Indenture.

Upon conversion, holders will receive, at Equinix’s election, cash, shares of Equinix’s common stock or a combination of cash and shares of Equinix’s common stock. However, Equinix may at any time irrevocably elect for the remaining term of the Notes to satisfy its conversion obligation in cash up to 100% of the principal amount of the Notes converted, with any remaining amount to be satisfied at its election in cash, shares of its common stock or a combination of cash and shares of its common stock.

Equinix may at its option redeem some or all of the Notes on or after April 16, 2010 for cash at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the closing sale price of its common stock for at least 20 of the 30 consecutive trading days immediately prior to the day it gives notice of redemption is greater than 130% of the conversion price then in effect.

Holders may require Equinix to repurchase some or all of their Notes upon the occurrence of a fundamental change at 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Notes will be Equinix’s unsecured obligations and will be subordinated in right of payment to all of its senior debt and equal in right of payment with all of its subordinated debt.

The Indenture contains customary terms and covenants that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Equinix or any of its subsidiaries, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

Item 2.03	Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture” regarding the Notes is incorporated into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events

On March 27, 2007, Equinix issued a press release announcing the pricing of its offering of the Notes. A copy of Equinix’s related press release is attached hereto as Exhibit 99.1.

On March 30, 2007, Equinix issued a press release announcing the closing of its offering of the Notes. A copy of Equinix’s related press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement dated as of March 27, 2007 by and between Equinix, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto.

4.4	Indenture dated as of March 30, 2007 by and between Equinix, Inc. and U.S. Bank National Association, as trustee.

4.5	Form of 2.50% Convertible Subordinated Note Due 2012 (included in Exhibit 4.4).

99.1	Press Release of Equinix, Inc. dated March 27, 2007.

99.2	Press Release of Equinix, Inc. dated March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE:	March 30, 2007	By:	/s/ Brandi Galvin Morandi
Brandi Galvin Morandi General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated as of March 27, 2007 by and between Equinix, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto.

4.4	Indenture dated as of March 30, 2007 by and between Equinix, Inc. and U.S. Bank National Association, as trustee.

4.5	Form of 2.50% Convertible Subordinated Note Due 2012 (included in Exhibit 4.4).

99.1	Press Release of Equinix, Inc. dated March 27, 2007

99.2	Press Release of Equinix, Inc. dated March 30, 2007.